EXHIBIT 4.6

TEKNI-PLEX, INC.

$150,000,000

10 7/8% Senior Secured Notes due 2012

Purchase Agreement

June 7, 2005

CITIGROUP GLOBAL MARKETS INC.
LEHMAN BROTHERS INC.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     Tekni-Plex, Inc., a corporation formed under the laws of Delaware (the “Company”), proposes to issue and sell (the “Offering”) to Citigroup Global Markets Inc. (“Citi-group”) and Lehman Brothers Inc. (the “Initial Purchasers”) $150,000,000 aggregate principal amount of its 10 7/8% Senior Secured Notes due 2012 (the “Notes”). The Notes will be issued pursuant to the provisions of an Indenture to be dated as of the Closing Date (as defined below) (the “Indenture”) among the Company, the Guarantors (as defined below) and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Notes will be guaranteed (the “Guarantee” and, collectively with the Notes, the “Securities”) on a senior secured basis by each of the domestic subsidiaries of the Company listed on Schedule B attached hereto (collectively, the “Guarantors”). The Company and the Guarantors are collectively referred to as the “Issuers.”

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the “Act” or the “Securities Act”), in reliance upon the exemption therefrom provided by Section 4(2) of the Act.

     The Company and the Guarantors have agreed to secure, equally and ratably, the Securities by granting to the Trustee, for the benefit of the Trustee, the Collateral Agent (as defined below) and the holders of the Securities (collectively, the “Secured Parties”), a security interest (subject to ABL Facility Priority Liens, as such term is defined in the Description of Notes section of the Offering Memorandum (as defined below)) on assets of the Company and each of the Guarantors as described in the Offering Memorandum under the caption “Description of Notes—Security” (the “Collateral”), as evidenced by one or more Pledge Agreements among the Company, the Guarantors and HSBC Bank USA, National Association, as collateral agent (the “Collateral Agent”) dated as of the Closing Date (as defined below) (the “Pledge Agreement”), a Security Agreement among the Company, the Guarantors and the Collateral Agent dated as of the Closing Date (the “Security Agreement”), certain mortgages or deeds of trust (the “Mortgages”) encumbering all of the real property set forth on Schedule A hereto (the “Real Property”), and one or more Trademark, Patent and Copyright Security Agreements among the Com-

pany, the Guarantors and the Collateral Agent dated as of the Closing Date (the “Intellectual Property Security Agreement,” and together with the Pledge Agreement, the Security Agreement, the Mortgages and the Indenture, the “Security Documents”).

     Holders of the Securities will have the benefits of a Registration Rights Agreement to be dated as of the Closing Date by and among the Company, the Guarantors and the Initial Purchasers, substantially in the form attached hereto as Annex II (the “Registration Rights Agreement”) pursuant to which the Issuers will agree to file with the Securities and Exchange Commission (the “Commission”) (i) a registration statement under the Securities Act (the “Exchange Registration Statement”) registering an issue of senior secured notes of the Company which are identical in all material respects to the Securities (except that the Exchange Notes will not contain terms with respect to transfer restrictions or liquidated damages) (such notes, together with any Private Exchange Securities (as defined in the Registration Rights Agreement), are referred to herein as the “Exchange Notes”) and (ii) under certain limited circumstances, a shelf registration statement with respect to the resale of the Securities pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). This Agreement, the Indenture, the Notes, the Exchange Notes, the Registration Rights Agreement, the Guarantees and the Security Documents are collectively referred to herein as the “Offering Agreements.”

     Concurrently with the issuance of the Securities, the Company will enter into a new $65.0 million asset based revolving credit facility (the “ABL Facility” and, together with all documents related to such ABL Facility, the “ABL Facility Documents”) on terms and conditions as set forth in the Offering Memorandum.

     The Company and the Guarantors hereby agree, jointly and severally, with the several Initial Purchasers as follows:

     1. The Company agrees to issue and sell the Notes and the Guarantors agree to issue the Guarantees to the Initial Purchasers as hereinafter provided, and the Initial Purchasers, upon the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth next to its name in Schedule C hereto, at a purchase price of 97.750% of the principal amount of $150,000,000 of the Securities. No additional consideration shall be paid by the Initial Purchasers for the Guarantees.

     2. The Company and the Guarantors understand that the Initial Purchasers intend (x) to offer privately the Securities as soon after this Agreement has become effective as in the judgment of the several Initial Purchasers is advisable and (y) initially to offer the Securities upon the terms set forth in the Offering Memorandum (as defined below):

     The Company and the Guarantors confirm that they have authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each of the Initial Purchasers hereby severally, and not jointly, makes to the Company and the Guarantors the following representations, warranties and agreements

(i) it is a “qualified institutional buyer” within the meaning of Rule 144A under the Act;

(ii) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, (B) it will solicit offers for the Securities only from, and will offer, sell or deliver the Securities only to, (1) persons whom it reasonably believes to be “qualified institutional buyers” within the meaning of Rule 144A under the Act to whom notice has been given that such offer, sale or delivery is being made in reliance on Rule 144A or (2) persons upon the terms and conditions set forth in Annex I to this Agreement, and (C) it is not purchasing with a view to or for offer or sale in connection with any distribution that would be in violation of federal or state law. Those persons specified in clause (B) are referred to herein as the “Eligible Purchasers.”

(iii) (A) it has not offered or sold, and will not offer or sell, any Securities in the United Kingdom by means of any document other than to persons whose ordinary business is to buy, hold, manage or dispose of investments, whether as principal or agent, for purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (B) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (C) it has only issued or passed on and will only issue or pass on, to any person in the United Kingdom, any document received by it in connection with the issue of the Securities, if that person is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

     3. Payment for the Securities shall be made by wire transfer in immediately available funds, to the account specified by the Company to the Initial Purchasers no later than noon on the Business Day (as defined below) prior to the Closing Date (as defined below), on June 10, 2005, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the several Initial Purchasers and the Company may agree upon in writing. The time and date of such payment are referred to herein as the “Closing Date”. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the account of the Initial Purchasers of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Initial Purchasers at the office of Citigroup at the address set forth above, or at such other location as the Company and Citigroup agree, not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

     4. Each of the Company and each Guarantor represents and warrants to the several Initial Purchasers that:

(a) a preliminary offering memorandum, dated May 30, 2005 (the “Preliminary Offering Memorandum”) and an offering memorandum, dated June 7, 2005 (the “Offering Memorandum”) have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Memorandum and/or the Offering Memorandum shall be deemed to refer to and include (i) any Rule 144A(d)(4) Information (as defined in Section 5(m)) furnished by the Company prior to the completion of the distribution of the Securities and (ii) the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of the Offering Memorandum. Any reference to the Offering Memorandum, as amended or supplemented, as of any specified date, shall be deemed to refer to and include any documents filed with the Commission pursuant to the Exchange Act after the date of the Offering Memorandum and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Offering Memorandum or any amendment or supplement thereto are hereinafter referred to as the “Incorporated Documents.” The Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by an Initial Purchaser relating to such Initial Purchaser to the Company expressly for use in the Offering Memorandum or any amendment or supplement thereto;

(b) the financial statements, and the related notes thereto incorporated and included in the Offering Memorandum present fairly the consolidated financial position of each of the Company and its consolidated subsidiaries, as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis; and the pro forma financial information, and the related notes thereto incorporated and included in the Offering Memorandum are based upon good faith estimates and assumptions believed by the Company to be reasonable;

(c) since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, there has not been any material change in the capital stock or long-term debt of the Company or the Subsidiaries (as defined below), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Change” or “Prospective Material Adverse Change”, respectively), other-

wise than as set forth or contemplated in the Offering Memorandum; and except as set forth or contemplated in the Offering Memorandum, neither the Company, nor any of the Subsidiaries, has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and the Subsidiaries, taken as a whole;

(d) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the business, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”); the authorized, issued and outstanding capital stock of the Company, as set forth in the Offering Memorandum, is owned by the persons and in the amounts as set forth therein; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights;

(e) the Company has no subsidiaries other than those set forth on Schedule B attached hereto (each, a “Subsidiary” and together, the “Subsidiaries”); each of the Subsidiaries has been duly incorporated or formed and, unless otherwise indicated on Schedule B, is validly existing as a corporation or other entity under the laws of its jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of the Subsidiaries has been duly authorized and validly issued, are fully-paid and non-assessable under the corporate or other laws of the jurisdiction of incorporation or formation, and (except as described in the Offering Memorandum) as of the Closing Date owned by the Company free and clear of all liens (other than liens in favor of the trustee under the indenture governing the 8 ¾% senior secured notes due 2013), encumbrances, security interests and claims;

(f) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

(g) the Registration Rights Agreement has been duly authorized by each of the Company and the Guarantors, and when executed and delivered by them and (assuming the due authorization, execution and delivery by each of the Initial Purchasers) will constitute a valid agreement of the Company and the Guarantors and, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors’ rights generally, (ii) general principles of equity and (iii) principles of public policy limiting the rights to enforce indemnification provisions (clauses (i), (ii) and (iii) being referred to collectively herein as the “Creditors’ Rights Limitations”), will be binding and will be enforceable in accordance with its terms; and the Registration Rights Agreement will conform, in all material respects, to the description thereof in the Offering Memorandum;

(h) the Notes and the Exchange Notes have been duly authorized by the Company, and when issued and delivered pursuant to this Agreement (and the Registration Rights Agreement in the case of the Exchange Notes), will have been duly executed, issued and delivered and, when the Notes and the Exchange Notes are authenticated by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery by the Trustee) and are delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (and the Registration Rights Agreement in the case of the Exchange Notes), will constitute valid obligations of the Company entitled to the benefits provided by the Indenture and, subject to the Creditors’ Rights Limitations, will be binding and will be enforceable in accordance with their terms; and the Securities will conform, in all material respects, to the descriptions thereof in the Offering Memorandum;

(i) the Guarantees have been duly authorized by the Guarantors, and when the Notes or Exchange Notes, as the case may be, are issued and delivered pursuant to this Agreement (and the Registration Rights Agreement in the case of the Exchange Notes), will have been duly executed and delivered and, when the Notes or Exchange Notes, as the case may be, are authenticated by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery by the Trustee) and are delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (and the Registration Rights Agreement in the case of the Exchange Notes), will constitute a valid obligation of the Guarantors and, subject to the Creditors’ Rights Limitations, will be binding and will be enforceable in accordance with its terms;

(j) the Indenture has been duly authorized by the Company and the Guarantors and, when executed and delivered by each of the Company and the Guarantors (assuming the due authorization, execution and delivery by the Trustee), the Indenture will constitute a valid instrument of the Company and each such Guarantor and, subject to the Creditors’ Rights Limitations, will be binding and will be enforceable in accordance with its terms; and the Indenture will conform, in all material respects, to the description thereof in the Offering Memorandum;

(k) the Security Documents have been duly authorized by the Company and the Guarantors party thereto and, when executed and delivered by each of the Company and such Guarantors, will constitute valid and legally binding obligations of the Company and such Guarantors and, subject to the Creditors’ Rights Limitations, will be binding and will be enforceable in accordance with their terms; and the Security Documents will conform, in all material respects, to the descriptions thereof in the Offering Memorandum;

(l) when executed and delivered by the Company and the Guarantors, the Security Documents will create, in favor of the Collateral Agent for the benefit of the Secured Parties as security for all of the Note Obligations (as defined in the Security Agreement), a valid and continuing security interest in the Collateral, and when the filings referred to in Section 4(e)(i) are made, such security interests will be perfected first priority security interests (subject to ABL Facility Priority Liens as defined in the Indenture) to the extent that a security interest in such Collateral may be perfected by such filings. Each of the Company and the Guarantors is a “registered organization” (as defined in Article 9 of the Uniform Commercial Code) under the law of the state in which it is identified in the Indenture as being organized;

(m) the Securities constitute “Priority Lien Debt” as such term is defined in, and for purposes of, the indenture dated as of November 21, 2003 (the “Existing Secured Notes Indenture”), among the Company, the Guarantor party thereto and HSBC Bank USA, National Association, as Trustee, as amended;

(n) the Mortgages have each been duly authorized by the Company and the Guarantors party thereto and, when executed and delivered by the Company and such Guarantors, will constitute valid and legally binding obligations of the Company and such Guarantors, and will be binding and will be enforceable in accordance with their terms. When delivered at the Closing Date, each Mortgage will be delivered, duly acknowledged and attested and otherwise will be in recordable form, and when such Mortgage (together with the subordination agreement with respect to the mortgages securing the Company’s 8 ¾% senior secured notes due 2013) is filed for record and recorded in the filing office identified therein, the security interest described therein will constitute a duly perfected first priority security interest in favor of the Trustee for the benefit of the Secured Parties;

(o) as of the Closing Date, the representations and warranties contained in the Security Documents will be true and correct in all material respects;

(p) except for ABL Facility Priority Liens, the Collateral is not under the control or in the possession of any holder of a lien on such Collateral;

(q) the Company and the Guarantors own the Collateral free and clear of all Liens (other than Permitted Liens, as such term is defined in the Description of Notes section of the Offering Memorandum), and no Financing Statements (as defined below) in respect of any property or assets of the Company or any Guarantor will be on file in favor of any person other than those in respect of Permitted Liens; the Issuers have not authorized the filing of any Financing Statements except for those relating to Permitted Liens;

(r) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(s) neither the Company nor any Subsidiary is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws (or similar organizational documents) or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a Material Adverse Effect or are not material to the holders of the Securities as such; the issue and sale of the Securities and the performance by each of the Company and the Guarantors of all of the provisions of their obligations under the Offering Agreements and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the property or assets of the Company or any Guarantor is subject, except such as would not have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or any Guarantor or (assuming the accuracy of the representations by, and compliance with the agreements of, the several Initial Purchasers set forth in paragraph 2 of this Agreement) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any Guarantor or any of their respective properties; and no consent, approval, authorization, order, license, registration, filing with or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or any Guarantor of the transactions contemplated by the Offering Agreements, except for: (i) such filings with respect to the perfection of the Trustee’s security interests in the Collateral and the Real Property granted pursuant to the Security Documents; (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under any state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and (iii) those that would not have a Material Adverse Effect;

(t) other than as set forth or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective properties or to which the Company or any Subsidiary is or may be a party or to which any property of the Company or any Subsidiary is or may be the subject which could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(u) neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act (“Regulation D”)) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Act of the offering contemplated by the Offering Memorandum;

(v) neither the Company, the Guarantors nor any person (other than the Initial Purchasers, as to which the Company makes no representation) acting on their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, the Guarantors and any of their affiliates and any person (other than the Initial Purchasers) acting on their behalf has complied with and will implement the “offering restrictions” within the meaning of such Rule 902 under the Act;

(w) neither the Company nor any of the Guarantors is, or will be after giving effect to the offering and sale of the Securities to be sold and the application of the proceeds from such sale (as described in the Offering Memorandum under the caption “Use of Proceeds”), required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(x) assuming that the representations of the several Initial Purchasers set forth in Section 2 of this Agreement are true, correct and complete and assuming compliance by the several Initial Purchasers with its agreements in Section 2 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended (the “TIA”);

(y) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act;

(z) BDO Seidman, LLP, who have certified certain financial statements of the Company and its subsidiaries, are a registered public accounting firm as required by the Act;

(aa) each of the Company and its Subsidiaries have good and marketable title in fee simple to all material items of real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects except Permitted Liens; and any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, existing and enforceable leases (subject to the Creditors’ Rights Limitations) with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries. Each of the Company and its Subsidiaries own or possess, or have no reason to believe it cannot acquire on reasonable terms, adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any such licenses or other rights could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written or, to the best knowledge of the Company, oral notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect;

(bb) the Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith except in any case where the failure to file or pay would not individually or in the aggregate have a Material Adverse Effect, and, except as disclosed in the Offering Memorandum, the Company has no knowledge of any material tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company;

(cc) each of the Company and each Subsidiary owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except to the extent that the failure to so obtain or file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any actual notice, or is not aware, of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Offering Memorandum; and each of the Company and each Subsidiary is in compliance with all laws and regulations relating to the conduct of its business as of the date hereof;

(dd) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company and the Subsidiaries which are likely to have a Material Adverse Effect;

(ee) each of the Company and each Subsidiary (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance or is in the process of complying with all terms and conditions of any such permit, license or approval, except in each of clauses (i), (ii) and (iii) above, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval required under Environmental Laws, any related constraints on operating activities and any potential liabilities under Environmental Laws to third parties) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any affiliates of the Company for employees or former employees of the Company and its affiliates has been maintained, in all material respects, in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption and excluding transactions which would not have a Material Adverse Effect; and for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan which is subject to Title IV of ERISA (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan as determined using reasonable actuarial assumptions;

(gg) the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and

(hh) as of the date hereof, after giving effect to the issuance of the Securities and other transactions contemplated hereby, and on the Closing Date, (i) the Company and each Guarantor will have sufficient cash flow to enable it to pay its respective debts as they mature and (ii) neither the Company nor any Guarantor will have unreasonably small capital for the business in which it is engaged.

(ii) all policies of insurance of any kind or nature of the Company or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such person. None of the Company or any of its Subsidiaries has been refused insurance for any material coverage for which it is had applied or had any policy of insurance terminated (other than at its request).

     5. Each of the Company and each Guarantor, jointly and severally, covenants and agrees with the several Initial Purchasers as follows:

(a) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or sup-

plement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

(b) if, at any time prior to the completion of the initial placement of the Securities, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by an Initial Purchaser on behalf of such Initial Purchaser and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the Offering Memorandum as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading or so that the Offering Memorandum will comply with law;

(c) to cooperate with the Initial Purchasers and their counsel in connection with the registration or qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company or the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the Offering or sale of the Securities, in any jurisdiction where it is not now so subject;

(d) so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

(e) during the period beginning on the date hereof and continuing to and including 90 days following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities substantially similar to the Securities or securities convertible into such debt securities issued or governed by the Company and our wholly-owned Subsidiaries without the prior written consent of Citigroup;

(f) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption “Use of Proceeds”;

(g) to use its best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h) to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its wholly-owned Subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), consolidated summary financial information of the Company and its wholly-owned Subsidiaries of such quarter in reasonable detail;

(i) during the period of two years after the Closing Date, not to, and to use its best efforts not to permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(j) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated and in addition to any obligations they may have under any other agreements with the Initial Purchasers and/or their affiliates, to pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Offering Memorandum and any preliminary offering memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including fees of counsel for the Initial Purchasers and their disbursements), (iv) in connection with the application for eligibility for trading of the Securities in the PORTAL trading system, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda, if any, and the furnishing to the Initial Purchasers and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, and (vii) incurred by the Company in connection with a “road show” presentation to potential investors;

(k) to take all reasonable action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Act with the offerings contemplated hereby;

(l) not to solicit any offer to buy or offer to sell Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act;

(m) while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, to make available to the Initial Purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) (“Rule 144A(d)(4) Information”) under the Act (or any successor thereto); and

(n) not to take any action prohibited by Regulation M under the Exchange Act (or any successor provision) in connection with the distribution of the Securities contemplated hereby.

     6. The respective obligations of the Initial Purchasers hereunder to purchase the Securities on the Closing Date are subject to the performance, in all material respects, by each of the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

(a) the representations and warranties of each of the Company and the Guarantors contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and each of the Company and the Guarantors shall have complied, in all material respects, with all agreements and all conditions on its part to be performed or satisfied hereunder, or under the Security Documents, at or prior to the Closing Date;

(b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Act;

(c) subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Initial Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Citigroup, impracticable or inadvisable to proceed with offering or delivery of the Securities being delivered on the Closing Date or that, in the judgment of Citigroup, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities.

(d) the Initial Purchasers shall have received on and as of the Closing Date a certificate of the Company signed for the Company by an executive officer of the Company with specific knowledge about the Company’s and Guarantors’ financial matters, satisfactory to the Initial Purchasers to the effect set forth in subsections (a) and (b) of this Section and to the further effect that there has not occurred any Material Adverse Change, or any development involving a Prospective Material Adverse Change, from those set forth or contemplated in the Offering Memorandum;

(e) the Trustee shall have received (with a copy for the Initial Purchasers) at the Closing Date:

(i) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Financing Statements naming the Company and each Guarantor as debtors and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Trustee and its counsel, desirable to perfect the security interests of the Trustee pursuant to the Security Documents;

(ii) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any Person in any Collateral described in the Security Documents previously granted by any Person;

(iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Trustee, dated a date reasonably satisfactory to the Initial Purchasers, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements;

(iv) confirmation reasonably satisfactory to the Initial Purchasers that the Mortgages have been duly filed and recorded in the appropriate offices for each of the Real Properties or arrangements reasonably satisfactory to the Trustee have been made therefor; and

(v) such other approvals, opinions or documents as the Initial Purchasers, the Trustee may reasonably request in form and substance satisfactory to each of them;

(f) all Uniform Commercial Code Financing Statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (e)(i) above or to terminate any financing statements (other than with respect to Permitted Liens) which are listed in the search reports referred to in clause (e)(ii) above shall have been delivered to Corporation Service Company or another similar filing service company acceptable to the Trustee (the “Filing Agent”);

(g) the Company shall have received, on or prior to the Closing Date, $30 million of new equity contributions (the “Equity Contribution”), as described in and substantially on the terms set forth in the Offering Memorandum; and the Initial Purchasers shall have received such documentation as they deem necessary to evidence the receipt by the Company of such Equity Contribution;

(h) Davis Polk & Wardwell, Counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with the corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

(ii) each Guarantor organized under the laws of the State of Delaware or New York is a corporation validly existing under the laws of its jurisdiction of incorporation with power and authority to enter into the Offering Agreements;

(iii) to such counsel’s knowledge, other than as set forth or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings (i) pending or threatened against or affecting the Company or the Subsidiaries or any of their respective properties or to which the Company or any Subsidiary is or may be a party or to which any property of the Company or any Subsidiary is or may be the subject which, if determined adversely to the Company or such Subsidiary, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect or (ii) which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities in the manner contemplated by the Offering Memorandum or the consummation of the Offering or the Transactions; to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or by others;

(iv) this Agreement has been duly authorized, executed and delivered by each of the Company and each Guarantor organized under the laws of the State of Delaware or New York;

(v) the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Company and each Guarantor organized under the laws of the State of Delaware or New York and is a valid agreement of each of the Company and each such Guarantor and, subject to the Creditors’ Rights Limitations, is binding and is enforceable against the Company and such Guarantor in accordance with its terms;

(vi) the Guarantee has been duly authorized, executed and delivered by each Guarantor organized under the laws of the State of Delaware or New York and, and upon delivery to and payment for the Notes by the Initial Purchasers in accordance with the terms of this Agreement, will constitute a valid obligation of each such Guarantor and, subject to the Creditors’ Rights Limitations, is binding and is enforceable against each such Guarantor in accordance with its terms;

(vii) the Notes have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid obligations of the Company entitled to the benefits provided by the Indenture and, subject to the Creditors’ Rights Limitations, are binding and are enforceable against the Company in accordance with their terms;

(viii) the Indenture has been duly authorized, executed and delivered by the Company and each Guarantor organized under the laws of the State of Delaware or New York and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid agreement of the Company and each such Guarantor and, subject to the Creditors’ Rights Limitations, is binding and is enforceable against the Company and each such Guarantor, respectively, in accordance with its terms;

(ix) each of the Security Documents has been duly authorized, executed and delivered by the Company and each of the Guarantors organized under the laws of the State of Delaware or New York and each Security Document (other than the Mortgages) constitutes a valid agreement of the Company and each such Guarantor and, subject to the Creditors’ Rights Limitations, is binding and is enforceable against the Company and each such Guarantor, respectively, in accordance with its terms;

(x) each of the Security Agreement and the Pledge Agreement is effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the Note Obligations, a valid security interest (the “Article 9 Security Interest”) in the Company’s and the Guarantors’ right, title and interest in that portion of the Collateral, described therein in which a security interest may be created pursuant to Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”);

(xi) Upon delivery to the Collateral Agent in the State of New York of the certificates representing the Pledged Stock (as defined in the Pledge Agreement) that are required to be delivered to the Collateral Agent pursuant to the Pledge Agreement (the “Pledged Securities”) in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement, the Collateral Agent will have control (within the meaning of the UCC) of the Pledged Securities for the benefit of the Secured Parties under the UCC. Assuming neither the Collateral Agent nor any of the Secured Parties has notice of any adverse claim (within the meaning of the UCC) to the Pledged Securities, the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Parties free of any adverse claim;

(xii) the issue and sale of the Securities and the performance by the Company and the Guarantors of their obligations under the Securities, the execution and delivery of the Offering Agreements and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach or a default under or violation of any of (i) the terms or provisions of any agreement or instrument listed on Schedule D to this Agreement, (ii) the Certificate of Incorporation or By-Laws of the Company or such Guarantor, or (iii) any applicable United States federal or New York State statute or to the best of our knowledge, any United States federal or New York State order, decree, rule or regulation of any federal or New York State governmental agency or body or Delaware General Corporation Law, in each case that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement;

(xiii) other than the subject matter of paragraph (xiv), to their knowledge, no consent, approval, authorization, order, license, registration, filing with or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement or the Indenture, except as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities or the Exchange Notes or the federal securities laws with respect to the Exchange Notes;

(xiv) no registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 2 (including Annex I) of this Agreement, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy the Securities in the initial resales are qualified institutional buyers (as defined in Rule 144A under the Act) or non-U.S. Persons (as defined in Rule 902 under the Act) and (ii) the accuracy of the several Initial Purchasers’ representations and those of the Company and the Guarantors contained in this Agree-

ment regarding the absence of a general solicitation in connection with the sale of the Securities to the Initial Purchasers and the initial resales thereof (it being understood that such counsel need express no opinion as to any subsequent resale of any Notes);

(xv) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act;

(xvi) the statements in the Offering Memorandum under “Description of Notes,” insofar as such statements constitute a description of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings;

(xvii) on the basis stated below, no facts have come to the attention of such counsel that lead such counsel to believe, except for the financial statements, related financial statement schedules, and other financial information contained in the Offering Memorandum as to which such counsel expresses no belief, that the Offering Memorandum, as of its date of issuance and, as amended or supplemented, if applicable, as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(xviii) the Company is not and, after giving effect to the offering and sale of the Securities to be sold and the application of the proceeds from such sale (as described in the Offering Memorandum under the caption “Use of Proceeds”) will not be required to registered as an “investment company” as defined in the Investment Company Act of 1940, as amended.

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the federal laws of the United States, the corporate law of the State of Delaware and the laws of the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to the Initial Purchasers’ counsel) of other counsel, reasonably acceptable to the Initial Purchasers’ counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on the representations and warranties made by the Company and the Guarantors herein, and certificates and statements of public officials and officers and other representatives of the Company and the Guarantors (and such counsel has not independently verified or investigated, nor does such counsel assume any responsibility for, the factual accuracy or completeness of such representations and warranties or certificates or of such factual statements). The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel’s opinion, the Initial Purchasers and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xvii) above counsel may state that their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto, and that since such counsel has not conducted any independent investigation with regard to the information set forth in the Offering Memorandum and any amendment or supplement thereto, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except with respect to the opinions set forth in subparagraph (xvi) above.

The opinion of Davis Polk & Wardwell described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(i) Morris, Nichols, Arsht & Tunnell, Special Delaware Counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

Pure Tec Corporation, Plastic Specialties and Technologies, Inc., Plastic Specialties and Technologies Investments, Burlington Resin, Inc., Natvar Holdings, Inc., Tri-Seal Holdings, Inc., TP-ELM Acquisition Subsidiary, Inc., and TPI Acquisition Subsidiary, Inc. (the “Delaware Entities’ Collateral”), (A) each of the Delaware Entities’ Financing Statements is in sufficient form for filing with the State Office under the Delaware UCC, and (B) upon the proper filing of the Delaware Entities’ Financing Statement in the State of Delaware pursuant to the provisions of the Delaware UCC, the security interest of the Collateral Agent in the portion of Delaware Entities’ Collateral as to which a security interest can be perfected by filing financing statements in the State of Delaware under the Delaware UCC will be perfected.

(j) the Company shall have furnished to the Initial Purchasers a certificate from the chief financial officer of the Company dated the Closing Date substantially in the form attached hereto as Annex III.

(k) on the date of the issuance of the Offering Memorandum and also on the Closing Date, BDO Seidman, LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants “comfort letters” to the Initial Purchasers with respect to the finan cial statements and certain financial information contained in or incorporated by reference into the Offering Memorandum;

(l) the Offering Agreements shall have been executed and delivered by the Company and the Guarantors to the extent that each is a party thereto, the Registration Rights Agreement being substantially in the form attached hereto as Annex II;

(m) the Initial Purchasers shall have received on and as of the Closing Date opinion of Cahill Gordon & Reindel LLP, counsel to the Initial Purchasers, with respect the validity of the Indenture and the Securities, and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(n) the Trustee shall have received evidence reasonably satisfactory to the Trustee that the Collateral Agent shall have “control” (within the meaning of Section 9104 of the Uniform Commercial Code) over any deposit accounts included in the Collateral (subject to the Permitted Liens);

(o) the Initial Purchasers shall have received on or prior to the Closing Date copies of the executed ABL Facility Documents creating the ABL Facility Priority Liens in form and substance satisfactory to the Initial Purchasers and their counsel;

(p) On or prior to the Closing Date, the amendments to the indenture governing the existing 12 -3/4% senior subordinated notes due 2010 (the “Senior Subordinated Notes Indenture”), as set forth in the Consent Solicitation Statement dated March 15, 2005 (the “Consent Solicitation Statement”) as amended April 15, 2005, shall have become effective on the terms described in the Consent Solicitation Statement; upon the effectiveness of such amendments, the consummation of the transactions contemplated by this Agreement shall be permitted under the Senior Subordinated Notes Indenture as then in effect; and the Initial Purchasers shall have received counterparts, conformed as executed, of such amendments to the Subordinated Notes Indenture and such other documentation as they deem necessary to evidence the consummation thereof.; and

(q) on or prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

     7.      Indemnification and Contribution

     (a)      The Company and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or Offering Memorandum, or in any such amendment or supplement thereto, or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Initial Purchasers by or on behalf of any Initial Purchaser specifically for inclusion therein and; provided, further, that with respect to any such untrue statement in or omission from any Preliminary Offering Memorandum, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial exempt resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) to the extent required by applicable law, a copy of the offering Memorandum was not sent or given to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of the Company’s or the Guarantors’ failure to provide the Initial Purchasers sufficient quantities of the Offering Memorandum within a reasonable amount of time prior to such sale or such confirmation. The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

     (b)     Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser spe-

cifically for inclusion therein, and shall reimburse the Company, any Guarantor and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

     (c)     Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and those Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any Guarantor under this Section 7 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or any Guarantor. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d)     If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities initially purchased by it were offered to the Eligible Purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

     (e)     Each of the Initial Purchasers severally confirms and the Company and each of the Guarantors, acknowledges that the information set forth in the 3rd paragraph, the 4th sentence of the 9th paragraph and 10th paragraph under the caption “Plan of Distribution” in the Offering Memorandum constitute the only information concerning the Initial Purchasers fur-

nished in writing to the Company by or on behalf of the several Initial Purchasers specifically for inclusion in the Offering Memorandum.

     8.     Post Closing Actions Related to Collateral.

     (a)     Notwithstanding anything to the contrary contained in this Agreement, the Indenture or the Security Documents, the parties hereto acknowledge and agree that the Company and its subsidiaries shall be required to, (i) as promptly as reasonably practicable, and in any event within 30 days after the Closing Date, enter into and deliver a pledge agreement under the laws of Belgium providing for the pledge of 65% of the shares of Tekni-Plex, Europe, N.V. to the Trustee for the benefit of the Holders Secured Parties in form and substance reasonably satisfactory to the Trustee and (ii) use their reasonable best efforts to, as promptly as reasonably practicable, file with the Patent and Trademark Office all assignments and releases with respect to intellectual property regarding the existing liens on such intellectual property in favor of Mor-gan Guaranty Trust Company of New York, J.P. Morgan Chase Bank, and Heller Financial, Inc.

     (b)     All conditions precedent, representations and covenants contained in this Agreement, the Indenture and the Security Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in any of the above-referenced agreements), provided that (x) to the extent any representation and warranty would not be true because the foregoing action were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the such action is taken (or was required to be taken) in accordance with the foregoing provision of Section 8 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by Section 8 have been taken (or were required to be taken).

     9.     Defaulting Initial Purchasers

     (a)     If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchaser shall be obligated to purchase the Securities that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions that the number of Securities set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule C hereto bears to the total number of Securities set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule C hereto; provided, however, that the remaining non-defaulting Initial Purchaser shall not be obligated to purchase any of the Securities on the Closing Date if the total number of Securities that the defaulting Initial Purchaser agreed but failed to purchase on such date exceeds 9.09% of the total number of Securities to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the number of Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchaser, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining Initial Purchaser or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Securities that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12.

     (b)     Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any Guarantor for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchaser or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

     10.     Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or in the over-the-counter market, or trading of any securities of or guaranteed by the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by either Federal or state authorities or (iii) there shall have occurred (A) such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities, (B) an engagement of the United States in hostilities (other than in Iraq or Afghanistan), (C) an escalation in hostilities involving the United States, (D) a declaration of a national emergency or war by the United States or (E) any calamity or crisis, after the date hereof, as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

     11.     This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     12.     If this Agreement shall be terminated by the Initial Purchasers, because of any failure or refusal on the part of any of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Issuers shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers’ obligations cannot be fulfilled other than solely by reason of a default by the Initial Purchasers in payment for the Securities on the Closing Date, the Company agrees to reimburse each Initial Purchaser for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by such Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

     13.     This Agreement shall inure to the benefit of and be binding upon the Company, the several Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

     14.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to them at the following address: Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; Attention: General Counsel, (Fax: (212) 816-7912). Notices to the Company shall be given to them at the following address: Tekni-Plex, Inc., 201 Industrial Parkway, Somerville, New Jersey 08876; Attention: James E. Condon; with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017; Attention: Winthrop B. Conrad, Jr.

     15.     This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     16.     Pursuant to Section 5-1401 of the General Obligations Laws of the State of New York, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any other conflicts of laws provisions.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

TEKNI-PLEX, INC.

By:	/s/ James E. Condon

	Name:	James E. Condon
	Title:	Chief Financial Officer

Accepted: June 7, 2005
 CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Edward T. Crook

	Name:	Edward T. Crook
	Title:	Managing Director

Accepted: June 7, 2005
LEHMAN BROTHERS INC.

By:		/s/ Stephen Mehos

	Name:	Stephen Mehos
	Title:	Managing Director

     Each of the undersigned by its execution hereof agrees to become a party to this Agreement as a Guarantor as of the date set forth above:

PURETEC CORPORATION
PLASTIC SPECIALTIES AND
TECHNOLOGIES, INC.
PLASTIC SPECIALTIES AND TECHNOLOGIES
INVESTMENTS, INC.
BURLINGTON RESINS, INC.
DISTRIBUTORS RECYCLING, INC.
NATVAR HOLDINGS, INC
TRI-SEAL HOLDINGS, INC
TP-ELM ACQUISITION SUBSIDIARY, INC.
TPI ACQUISITION SUBSIDIARY, INC.
collectively, the Guarantors

By:		/s/ James E. Condon

	Name:	James E. Condon
	Title:	Chief Financial Officer

ANNEX I

     (A) In addition to offers pursuant to clause (B)(1) of paragraph 2(ii) of the Agreement, the Initial Purchasers intend to offer and sell the Securities in accordance with Regulation S under the Act. Accordingly, each of the Initial Purchasers severally agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902 under the Act with respect to the Securities and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each of the Initial Purchasers severally agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to and in accordance with paragraph 2(ii) of the Agreement to purchasers described in clause (B)(1) thereof), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Act”), and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

     Each of the Initial Purchasers severally agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities in accordance with this paragraph (A), except with its affiliates or with the prior written consent of the Company.

     (B)     Each of the Initial Purchasers severally represents and agrees that (i) it has not offered or sold, and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     (C)     Each of the Initial Purchasers severally agrees that it will not directly or indirectly offer, sell or deliver any of the Securities or distribute any offering memorandum, prospec-

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tus or other document or information in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Initial Purchasers understand that no action has been taken by the Company to permit a public offering in any jurisdiction outside the United States where action would be required for such purposes. Each of the Initial Purchasers severally agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities in any jurisdiction outside of the United States. Without prejudice to the generality of the foregoing, the Initial Purchasers are not authorized to give any information or to make any representation in connection with the offering or sale of the Securities other than those contained in the Offering Memorandum.

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ANNEX II

[Form of Registration Rights Agreement]

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ANNEX III

[Form of Solvency Certificate]

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SCHEDULE A

Schedule of Real Property to be Mortgaged

1	.	252 Hosea Road
Lawrenceville, Georgia 30245
County: Gwinnett

2	.	1060 Route 10 East
Clinton, Illinois 61727
		County:	DeWitt

3	.	9509 and 9611 Winona Avenue
Schiller Park, Illinois
County: Cook

4	.	2110 Patterson Street
Decatur, Indiana
County: Adams

5	.	36 Beverly Road
Burlington, New Jersey 08016
County: Burlington

6	.	112 Church Street
Flemington, New Jersey 08822
County: Hunterdon

7	.	101 Railroad Avenue
Ridgefield, New Jersey 07657
County: Bergen

8	.	18 Greenpond Road
Rockaway, New Jersey 07866
County: Morris

9	.	201 Industrial Parkway
Somerville, New Jersey 08876
County: Somerset

10	.	8720 U. S. Highway 70 West
Clayton, North Carolina 27520
County: Johnston

11	.	15 Airport Road
McKenzie, Tennessee 38201
County: Carroll

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12	.	700 Jewel Drive
Waco, Texas 76712
County: McLennan

13	.	1121 South Columbia Street
Wenatchee, Washington 98801
County: Chelan

14	.	4700 South Westmoreland Road
Dallas, Texas
County: Dallas

15	.	201 East Beal Avenue
Bucyrus, Ohio
County: Crawford

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SCHEDULE B

Domestic Subsidiaries

PureTec Corporation (Delaware)
Plastic Specialties and Technologies, Inc. (Delaware)
Plastic Specialties and Technologies Investments, Inc. (Delaware)
Burlington Resins, Inc. (Delaware)
Distributors Recycling, Inc. (New Jersey) *
Natvar Holdings, Inc. (Delaware)
Tri-Seal Holdings, Inc. (Delaware)
TP-Elm Acquisition Subsidiary, Inc. (Delaware)
TPI Acquisition Subsidiary, Inc. (Delaware)

Foreign Subsidiaries

PurePlast Acquisition Limited (Nova Scotia)
PurePlast Inc. (Ontario)
Tekni-Plex Europe, N. V. (Belgium)
Action Technology Italia S.p.A (Italy)
Colorite Europe, Ltd. (Northern Ireland)
Colorite Plastics Canada Ltd. (Ontario)
Tekni-Plex Holdings (Canada) Ltd. (Nova Scotia)
Tekni-Plex Argentina, S.A. (Argentina)
Tekni-Plex, Inc. (Singapore)

*	De minimus Subsidiary

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SCHEDULE C

Initial Purchasers	Principal Amount of Notes

Citigroup Global Markets Inc.	$75,000,000
Lehman Brothers Inc.	$75,000,000
Total	$150,000,000

S-C-1

SCHEDULE D

     1. Credit Agreement dated as of the Closing Date, among Tekni-Plex, Inc., the Guarantors party thereto, the Lendors party thereto, the LC Issuing Banks referred to therein and Citicorp USA Inc., as Administrative Agent, as amended thereafter.

     2. Security Agreement dated as of the Closing Date, between Tekni-Plex, Inc., and Citicorp USA Inc., as Agent.

     3. Pledge Agreement dated as of the Closing Date, between Tekni-Plex, Inc. and Citicorp USA Inc., as Agent.

     4. The Indenture dated as of November 21, 2003, among Tekni-Plex, Inc., the Guarantors party thereto and HSBC Bank USA, National Association (successor to HSBC Bank, USA).

     5. The Indenture dated as of June 21, 2000, among Tekni-Plex, Inc., the Guarantors party thereto and HSBC Bank USA, National Association (successor to HSBC Bank USA), as Trustee.

     6. The Supplemental Indenture dated as of May 6, 2002, among Tekni-Plex, Inc., TPI Acquisition Subsidiary, Inc. and HSBC Bank USA, National Association (successor to HSBC Bank USA), as Trustee.

     7. The Second Supplemental Indenture dated as of August 22, 2002, among Tekni-Plex, Inc., TPI/Elm Acquisition Subsidiary and HSBC Bank USA, National Association (successor to HSBC Bank USA), as Trustee.

     8. The Third Supplemental Indenture dated as of April 25, 2005, among Tekni-Plex, Inc., the Guarantors party thereto and HSBC Bank USA, National Association (successor to HSBC Bank USA), as Trustee.

     9. Recapitalization Agreement dated as of April 12, 2000, among Tekni-Plex, Inc., Tekni-Plex Partners LLC, MST/TP Partners L.P., MST/TP Holding, Inc., MST Partners, L.P., MST Offshore Partners C.V., MST Management, L.P., MST Offshore Management N.V., Weston Presidio Offshore Capital C.V., Weston Presidio Capital III L.P., WPC Entrepreneur Fund L.P., SBIC Partners L.P., J.P. Morgan Capital Corporation, Tekni-Plex Management LLC, Dr. F. Patrick Smith, Kenneth W.R. Baker, Arthur P. Witt and William L. Daugherty, and for certain purposes, Gregory J. Forrest, J. Andrew McWethy, Stephen R. Rusmisel, Barry A. Solomon and Stephen A. Tuttle.

     10. Investor Purchase Agreement dated as of April 12, 2000, among Tekni-Plex Partners LLC, J.P. Morgan Capital Corporation, Weston Presidio Capital III L.P., WPC Entrepreneur Fund L.P., Tekni-Plex Management LLC, Dr. F. Patrick Smith, Arthur P. Witt, Ken-neth W.R. Baker and for purposes of Section 4(d), Tekni-Plex, Inc.

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     11. Amended and Restated Investors’ Agreement dated as of May 13, 2005, among Tekni-Plex, Inc., Tekni-Plex Partners LLC, MST/TP Partners LLC, Dr. F. Patrick Smith, Michael F. Cronin, the Preferred Stockholders party thereto and Tekni-Plex Management LLC.

     12. Each Mortgage (as defined in the Indenture dated June 10, 2005 between the Company, the Guarantors party thereto and HSBC Bank USA, National Association, as Trustee) of the Company and the Guarantors.

S-D-2